UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2026

JASPER THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39138	84-2984849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Bridge Pkwy Suite #102
Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 549-1400

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 13, 2026, Jasper Therapeutics, Inc. (the “Company”) convened and then determined to adjourn, without conducting any business, a special meeting of stockholders (the “Special Meeting”) because the Company did not have a sufficient number of shares of the Company’s voting common stock present in person, by remote communication or represented by proxy at the Special Meeting to constitute a quorum. The adjourned Special Meeting will reconvene on Tuesday, December 1, 2026, at 10:00 a.m. Pacific Time, virtually via live audio webcast at https://www.cstproxy.com/jaspertherapeutics/sms2026.

The close of business on September 28, 2026 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. No changes have been made to the proposals to be voted on by the stockholders at the Special Meeting. Stockholders who have previously submitted their proxy or otherwise voted and do not want to change their vote do not need to take any action. Stockholders may cast their votes by following the instructions set forth in the Company’s definitive proxy statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) on October 19, 2026, and which is available on the SEC’s website at www.sec.gov and at https://www.cstproxy.com/jaspertherapeutics/sms2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: November 13, 2026	By:	/s/ Jeet Mahal
		Name:	Jeet Mahal
		Title:	President, Chief Executive Officer and Interim Chief Financial Officer

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